Exhibit 10.1

LUCOSKY = ---- BROOKMAN LUC OS KY BROO KMAN LLP 101Wood Avenue South 5th Floor Woodbridge , NJ 08830 T - (732) 395 - 4400 F - (732) 395 - - 4401 August 14 , 2026 Adia Nutrition , Inc . 1561 West Fairbanks Ave, Suite 205 Winter Park, FL 32789 Att e ntion: Larry Powalisz, CEO Re: Engagement Letter for Adia Med, Inc. lllBroadway Suite807 New York , NY 10006 T - (2 12) 417 - 8160 F - (2 1 2) 417 - 8161 www.lucbro.com Dear Mr . Powalisz : Thank you for selecting Lucosky Brookman LLP (the " Firm") to represent Adia Nutrition , Inc . (the " Client" or the " Company " ) . This engagement letter (this "Agreement " ) explains the scope of legal services to be provided , the fees and expenses to be charged and our billing practices . Uplist and Bridge Financing Services . You have engaged the Firm to act as counsel for the Client with respect to your uplisting from the OTC Markets to the NASDAQ Capital Market or a similar senior exchange and the Client's contemplated bridge financing transaction (the " Bridge Financing " ) , including , but not limited to (a) the preparation and / or review and filing of a registration statement on Form S - 1 (the "Registration Statement") with the Securities & E x change Commission (the " SEC") ; (b) conducting any necessary due diligence on the Client related to the Registration Statement and the Bridge Financing ; (c) preparation and filing of any responses to SEC comments and filing of any amendments related to the Registration Statement following a limited or partial review ; (d) preparation and filing of the Company's application for listing of its securities (the "Application for Listing") onto a nationally recognized securities exchange, including any responses to comments and filing of any amendments related to the Application for Listing ; (e) advising on the structure, negotiation , preparation and review of the definitive agreements and related documentation for the Bridge Financing, including any securities law , corporate governance and regulatory matters arising in connection therewith ; and (f) assisting the Company with any general corporate matters related to the Registration Statement , the Application for List i ng and the Bridge Financing (collectively , the " Uplist and Bridge Financing Services " ) . Fees for the Uplist and Bridge Financing Services shall be fixed at $ 150 , 000 (the "Uplist and Bridge Financing Services Fee") ; provided , however , if the total amount of fees incurred for the Uplist and Bridge Financing Services, as calculated in accordance with the Firm's hourly billing rates set forth below (the "Total Hourly Fee") , exceeds 115 % of the Uplist and Bridge Financing Services F ee, the Client shall pay , in addition to the Uplist

Adia Nutrition, Inc. August 14, 2026 Page 2 of 8 IB LU COSKY BROOKMAN and Bridge Financing Services Fee, the amount by which the Total Hourly Fee exceeds 115 % of the Uplist and Bridge Financing Services Fee . The Uplist and Bridge Financing Services Fee shall be payable as follows : (i) $ 30 , 000 shall be paid upon the closing of the Bridge Financing ; (ii) $ 50 , 000 shall be paid upon the filing of the Registration Statement with the SEC ; and (iii) the remaining balance of the Uplist and Bridge Financing Services Fee, together with any additional amounts owing pursuant to the immediately preceding paragraph, shall be due and payable upon the closing of the uplisting transaction . SEC Compliance . You have also engaged us to act as counsel for the Client with respect to certain securities work related to the Exchange Act, including (a) periodic Exchange Act filings on Form 10 - K and Form 10 - Q ; (b) Section 16 filings on Form 3 , Form 4 and Form 5 for executive officers of the Client ; (c) basic Exchange Act filings on Form 8 - K (not including financings, acquisitions , divestitures or other non - ordinary course transactions) ; and (d) reviewing basic press releases on behalf of the Client (the "SEC Services" and together with the and Uplist and Bridge Financing Services, the "Services") . Upon the Company listing its securities onto Nasdaq or The New York Stock Exchange, the SEC Services shall be billed on a monthly fixed - fee basis in the amount of $ 8 , 000 per month, beginning on the first day of the month after such listing . By the execution of this Agreement, the Client authorizes the Firm to perform the Services and the Additional Services (as defined below) and all other acts on behalf of the Client which are necessary and appropriate for the purpose of this representation . The Client may also engage the Firm to act as counsel with respect to additional work th a t is not otherwise described above ("Additional Services") . Fees for all Additional Services shall be billed on an hourly basis unless a fixed fee has been mutually agreed by the Firm and the Client . Fees for the Services and Additional Services shall be billed monthly to the Client and shall be paid in United States currency . The Services, and Additional Services shall be billed based on the following rates : (a) partners , $ 600 to $ 995 per hour ; (b) associates and counsel , $ 450 to $ 650 per hour ; and (c) law clerks and legal assistants , $ 300 to $ 400 per hour . Hourly fees are subject to change . To the extent possible, where appropriate, the Firm will endeavor to have associates and/or legal assistants , at lower rates, perform tasks for the Client . The Firm will keep records of all time spent on all matters . The fees will be payable on the first of each month . The Firm typically incurs costs in connection with legal representation . The Client agrees to reimburse the Firm for or to directly pay expenses incurred in providing legal services related to this Agreement . Such costs include , but are not limited to , filing fees, lien searches, conference call charges, duplicating costs, overnight courier fees , and travel expenses and other related expenses incun·ed in the course of the Firm's representation of

Adia Nutrition, Inc. August 14, 2026 Page 3 of 8 LUCOSKY IB BROOKMAN the Client . If the Firm anticipates that substantial expenses will be incurred on behalf of the Client, the F i rm may request a deposit from the Client prior to incurring such expenses or that the Client pay the vendor directly . The Client hereby agrees that from time to time, wi t h the Client's pre - approval , the Firm may engage third party counsel (the "Third Party Counsel") to assist with the representation of the Client . The Client agrees that the Firm shall be permitted to engage such Third Party Counsel and the Client agrees to pay the fees and expenses of such Third Party Counsel , provided , however , that such Third Party Counsel's fees and expenses may be billed by the Firm to the Client on behalf of the Third Party Counsel . To the e x tent that a Third Party Counsel is engaged by the Firm, the definition of "Finn" contained herein shall mean both the Film and the Third Party Counsel . The Firm reserves the right to impose a one percent ( 1% ) per month compounded late fee on outstanding amounts in the event that any payment due is not received by the Firm within thirty (30) days of the date of the invoice . If an invoice is unpaid for more than sixty (60) days , the Firm may request payment before additional work is performed on behalf of the Client . If the Client disagrees with the amount of an invoice or any of the charges for work performed , the Client must advise the Firm in writing within thi r ty (30) days of the date of the invoice . Failure to notify the firm in writing within thirty (30) days of the date of the invoice shall indicate the Client's agreement to the amount of the invoice and the charges for work performed as of the date of the invoice . After completion of the Firm ' s representation or any individual matter covered by the Agreement , changes may occur in the applicable laws or regulations that could have an impact upon the Client's future obligations, rights and/or liabilities . Unless the Client re - engages the Firm thereafter to provide additional advice on issues arising from such changes , the Firm shall have no continuing obligation to advise the Client with respect to any such obligations , rights and / or liabilities . Either at the commencement or during the course of the Firm's representa t ion of the Client in connection with any matter covered by the Agreement, the Firm may express opinions or beliefs concerning the matter or various courses of action and the results that might be anticipated . Nothing in this Agreement and nothing in the Firm's oral or written st a tements to the Client , however , is to be construed as a promise or guarantee about the outcome of any matter . The Firm makes no such promises or guarantees . The Firm represents a large number of diverse clients in various are a s . As a result, situations have arisen where the representation of one client has precluded lawyers in the Firm from representing other clients in related or unrelated matters . In order to avoid pot e ntial restrictions on the Firm ' s representation of clientele , we routinely request from clients a waiver, in advance , that the Firm will not be disqualified from representing interests that may become ad v erse to you or the Client with regard to matters that are not substantially re l ated to the matter for which we have been engaged by you or the Client . This waiver is not intended to and does not pe 1 mit the Firm to represent any interests th a t

Adia Nutrition, Inc. August 14, 2026 Page 4 of 8 LUCOSKY IB BROOKMAN may be directly adverse to you or t he Client that involve matters substantially related to the services for which you or the Client retained the Firm . Such waiver does not result in any waiver of the protections that are afforded to you or to the Client with regard to attorney - client communications with the Firm . Such communications will remain confidential and will not be disclosed to any third party without consent . Accordingly, you agree that you will not object to the Firm's representation of other clients on the basis of your retention of the Firm, unless such other representation would involve the Firm representing an interest that is directly adverse to you or if there i s a significant risk that the Finn's representation of the Client will be materiall y limit e d by the lawyer's responsib i lities to another client, subject t o the exception as noted abo v e . T he Client he r eby acknowledges that the Firm is representing the Client and is not r e presenting the Client's representative who communicates with the Firm, any individual shareholder , officer, director , advisor , employee or the like for the Client . In addition, the Client acknowledges that the Finn is not rendering any accounting, busines s , investment , tax or other financial advice for the Client . The Firm may i mmediately withdraw as counsel and terminate this Agreement at any time by notifying the Client in writing . Reasons for such terminat i on may include , but are not limited to, the Client's failure to pay fees or expenses under the terms of this Agreement, or refusal to cooperate with the Firm or to follow advice on a matter or any other fact or circumstance that, in the Firm ' s opinion , would render continuing representation unlawful or inconsistent with ethical obligations of lawyers . Upon the Firm ' s withdrawal of the representation , the Client is obligated to immediately pay any remaining balance owed on its account . In any of these events , the Client agrees to execute such documents a s will permit the F irm to withdraw . Likewise , the Client may terminate this Agreement by notifying the Firm in writing . Following term i nation, any nonpublic infonnation the Client has supplied to the Firm which is retained by the F i rm will be kept confidential in accordance with applicable rules of professional conduct . At the Client's request, the Client ' s papers and any original documents and property will be returned to the Client promptly upon receipt of payment of outstanding fees and costs , including those incurred by the Firm to comply with the Client ' s request . The Firm's own files pertaining to the matter will be retained by the Firm in accordance with the Firm ' s document retention policy . The Firm's files may include , for example, Firm administrative records , time and expense reports , personn e l and staffing materials, credit and accounting records, and int e rnal lawyers ' work products such as drafts notes and internal memoranda . All documents retained by the Firm will be transferred to the person responsible for administering the Firm ' s records retention program . For various reasons , including the minimization of unnecessary storage expenses, the Firm also reserves the righ t to destroy or otherwise dispose of any documen t s or other materials retained by the Firm within a reasonable time after the termination of the engagement in accordance with applicable rules of professional conduct . The Client shall indemnify and hold harmless the Firm and any related persons or entities

Adia Nutrition , Inc. August 14 , 2026 Page 5 of 8 LUCOSKY IB BROOKMAN from and against any and all losses , liabilities , claims , actions , damages and expenses, including, without limitation , attorney's fees and disbursements , arising out of or in connec t ion with acts of the Firm or related persons or entities under this Agreement , and such indemnity shall survive the termination of the Agreement . If the Firm or related persons or entities are sued or subjected to legal or administrative proceedings , the Client agrees to indemnify the F i rm and any related persons or entities for any judgments held to be against the Firm or related persons or entities and any attorney's fees and expenses incurred in connection therewith . If the Firm or related persons or entities are required to produce documents or appear as witnesses in any governmental, administrative or regulatory examination , audit, investigation or other proceeding or any litigation, arbitration , mediation or dispute , the Client shall be responsible for the costs and expenses (including attorney ' s fees and expenses) the Firm and any related persons or entities incur . In the event that action must be taken by the Firm or any related persons or entities pursuant to this Agreement , the Client shall be liable for all professional and staff time of the Firm applying standard hourly rates . In the event that the Firm is paid in the form of the Client ' s common shares ' the Firm shall ' from time to time , sell such shares in accordance with applicable federal and state securities l a ws . In accordance with the Firm's established policies on insider trading (as distributed to all Firm personnel), no partner or employee of the Firm shall ever engage in any sale of any of the Client ' s securities during any period commencing with the date that such person possesses material non - public information concerning the Client and ending upon the public disclosure of such information or at such time as such information is no longer material . The Firm is committed to strict compliance with all federal and st a te securities laws and adherence thereto is paramount to any and all actions taken by the Firm . To the extent that the Firm is issued shares of the Company ' s common stock, such issuance will be on terms and conditions that the Firm believes to be fair and beneficial to the Company , however , the Firm wishes to obtain the Company's acknowledgment and consent with regard to the fairness of such issuances (the "Issuances") . If the Company has any concern that the Issuances were not fair and reasonable to it , or that our ownership of common shares of the Company might compromise the independence of our professional judgment, interfere with our attorney - client relationship with the Company or otherwise affect our representation of the Company in any way, we request that the Company immediately raise its concerns with us and separate counsel , if any . Otherwise , we will rely on your signature below as confirmation that the Company ' s belief that our representation of the Company will not be affected adversely by our ownership of any shares , that the Issuances of the shares are fair and reasonable to the Company , and that the Company is giving us its informed consent to proceed with performing legal services despite the potential conflict of interest . In the event the Firm is ultimately required to bring suit to collect any unpaid fees and costs, the Cl i ent understands that it will be required to pay reasonable attorneys ' fees as well as int e rest at the rate of twelve percent ( 12% ) per annum on the amount of any fees or costs due to the Firm . In the event of any litigation , claim , investigation, subpoena , or

Adia Nutrition, Inc. August 14, 2026 P age 6 of 8 LUCOSKY lB BROOKMAN governmental or regulatory inquiry , the Client will pay and / or re i mburse the Firm for all judgments, costs and expenses (including attorney's fees) incurred in connection therewith . The Firm is authorized to take any and all steps necessary or advisable to perfect a security interest in the amount of the Client's outstanding obligations (as evidenced solely by Firm ' s inv oices and this Agreement , each o f which shall be prima facie evidence of the Client ' s outstanding obligations ; the " Secured Obligations " ), including , but not limited to, filing such UCC - 1 Financing Statements in any applicable jurisdiction as the Fi n n may deem appropriate . The Client , as security for the Secured Obligations, hereby assigns, pledges, transfers and sets over unto the Firm and it s successors and assigns , and hereby grants to the Firm a continuing security interest in , up to the amount of the Secured Obligations , all of the Client's right , title and interest in and to all of the Client's now existing or hereafter acqu i red tangible and intangible properties , including , without limitation, a lien on all present and future assets of the Client and its subsidiaries . The firm hereby advises the Client to seek independent counsel to advise with respect to the grant of security . Upon full satisfaction of the Secured Obligations , the Firm shall file such UCC - 3 Financing Statement Amendments as necessary or appropriate to duly terminate any and all security interests and liens attaching to the Client and its interests . While the Firm does not anticipate having to address this issue, any disputes regarding the interpretation or enforcement of this Agreement shall be resolved only by the Courts of the State of New York, and the parties each consent to the exclusive jurisdiction of the State of New York, for the purposes of resolving any and all disputes arising from or in any way relating to the subject matter of this Agreement . Each party waives its respective right to bring any action in any court other than as provided herein . The parties agree that New York law shall govern, construe and enfo r ce all of the rights and duties of the parties arising from or relating in any way to the subject matter of this Agreement without regard to applicable conflicts of law provisions . This Agreement shall be effective retroactively as of the first date that the Firm performed legal services for the Client . The Firm will represent the Client in accordance with the standards of professional conduct, including being responsive to the Client's interests as much as possible . We look forward to main t aining a relationship of mutual trust and confidence . If at any time you should have questions or difficulties, please feel free to contact the undersigned . If the foregoing is agreeable , please acknowledge your understanding and agreement by countersigning this Agreement and returning an original copy to us . [ signature page follows]

Adia Nutrition, Inc. August 14 , 2026 Page 8 of 8 LUCOSKY IB BROOKMAN Exhibit A Wire / ACH Transfer Instructions Lucosky Brookman LLP - Attorney Trust Account 101 Wood Avenue South Woodbridge , NJ 08830 Wells Fargo Bank, N.A. 420 Montgomery Street San Francisco, CA 94104 ABA Routing Number: 121000248 (for wires) ABA Routing Number: 021200025 (for ACH) Account Number: 7072893477 SWIFT Code: WFBIUS6S Check Instructions Please make checks payable to: Lucosky Brookman LLP 101 Wood Avenue South Woodbridge , NJ 08830 Attn.: Seth A. Brookman

Adia Nutrition, Inc.
August 14, 2026
Page 7 of 8

LUCOSKY BROOKMAN

Very truly yours,

LUCOSKY BROOKMAN LLP

By: /s/ Seth Brookman
Name: Seth Brookman
Title: Partner

ACCEPTED AND AGREED:

ADIA NUTRITION, INC.

By: [signature]

Name: Larry Powalisz

Title: CEO

Address: 4421 Gabriella ln.
Winter Park Fl 32792

Date: aug 19th, 2026

*-Signature Page to Engagement Letter-*